SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☐     Definitive Additional Materials
☑     Soliciting Material Pursuant to §240.14a-12

THE TORONTO-DOMINION BANK

(Name of Registrant as Specified In Its Charter)

AMERITRADE HOLDING CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
Common Stock

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by The Toronto-Dominion Bank
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992

Forward-Looking Statements
Additional Information and Where to Find It

Forward-Looking Statements

The statement, analyses, and other information contained herein relating to the proposed merger and anticipated synergies of TD Ameritrade, including cost savings and revenue opportunities, and the timing of the synergy realization; the expected accretive nature of the transaction and the timing of the accretion; the expected financial and operational performance of TD Ameritrade, including increased net income and pre-tax margin; industry rankings and competitive position; realization of Ameritrade’s strategy; the service offerings of TD Ameritrade; the expected benefits to stockholders and customers; credit and interest rate risk; execution of integration plans; management and organizational structure; the dividend to be paid to Ameritrade stockholders; timing of the closing; future consolidation and growth; and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-

looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that financing will not be available to fund the dividend or, if available, will be at a higher interest rate than expected; prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated financial results of TD Ameritrade or the timing of when those results will be realized; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission (“SEC”), including Ameritrade’s most recent Form 10-K and 10-Q.

Additional Information and Where to Find It

In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the SEC. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68124, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation (“Ameritrade”), The Toronto-Dominion Bank (“TD”), and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding TD’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.

The tender offer for outstanding shares of Ameritrade common stock described in the press release has not commenced. At the time the tender offer is commenced, TD and J. Joe Ricketts, if he participates in the tender offer, will file a tender offer statement on Schedule TO with the SEC, and Ameritrade will file a solicitation/recommendation statement on Schedule 14D-9. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that Ameritrade’s security holders should read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Ameritrade’s security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC in connection with the tender offer) will be available at no charge on the SEC’s web site at www.sec.gov.

This filing consists of the following materials:

(1)	Welcome e-mail from John See to Ameritrade Canada employees

To:	Ameritrade Canada Employees
From:	John See, SVP. TD Waterhouse Discount Brokerage
Date:	Announcement Day +1
Subject:	Welcome to TD Waterhouse

It was great to meet with you yesterday and talk about our two organizations coming together. We are really excited about the fact that Ameritrade Canada has an opportunity to join TD Waterhouse’s Discount Brokerage operations in Canada. TD is a great organization that is a leader in the discount brokerage and retail markets in Canada and we believe this is a good deal for your customers, your shareholders and for you.

I have tremendous respect for Ameritrade as an industry leader and have long admired your commitment and dedication. Ameritrade has served the active trader market well and you were always one of the competitors that I watched with interest. The relationships you have with Ameritrade customers are more important than ever and your clients no doubt, will be counting on you to continue to provide great service. Both Peter and I need you stay focused on your clients.

What this means for you
We will be identifying as many job opportunities as possible for Ameritrade Canada employees and given the size of our organization we are very confident that we will be able to find positions for those of you in customer facing positions. As well, being part of a much larger organization like TD means more opportunity to learn about other parts of our Wealth Management business and expand your career, should you wish to do so. The Ameritrade Canada team brings skills and customer relationships that we clearly see as being a part of the future of TD Waterhouse Canada.

Both Peter and I will be providing regular updates on how the integration is progressing and we are committed to treating employees with respect and doing what is right and fair.

Next steps
Right now we are waiting for the deal to be approved and I expect that will take about 6 months. Both Peter and I want to assure you that it will continue to be business as usual until the deal is closed and we have finalized our integration plans. You won’t be hearing from me as often until after the deal closes but Peter and I will stay connected and I’ll be counting on him to help me plan the transition.

Again it was great to meet all of you yesterday and I’m really looking forward to working together.

John